Exhibit 10.10

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on the date signed by Executive below to be effective as of May 1, 2014 (the “Effective Date”), between DALA PETROLEUM CORP. (the “Employer” or “Company”) and EVERETT WILLARD GRAY II (“Executive”).

1.

Term; Title; Duties.

1.1

Term.  The term of employment under this Agreement shall begin on the Effective Date and, unless sooner terminated in accordance with Section 3.1, shall conclude on the first anniversary of the Effective Date (the “Initial Term”).  Thereafter, this Agreement shall automatically renew on a year-to-year basis unless, within sixty (60) days of the expiration of the Initial Term or any subsequent “Renewal Term,” either party provides written notice of that party’s intention to allow the Agreement to expire.

1.2

Title.  Executive shall have the title as set forth in Exhibit A.

1.3

Duties.  Executive shall have such authority and duties as are usual and customary for the position described in Section 1.2, and shall perform such other services and duties as the Employer may from time to time designate consistent with such position.  Executive shall devote Executive’s reasonable best efforts and such business time to the operations, business, and affairs of the Employer as may be reasonably necessary for the discharge of Executive’s duties; provided, however, that nothing expressed or implied in this Agreement, except Section 4 hereof, shall be deemed to restrict or otherwise limit Executive’s conditional right to: (i) serve as an officer or member of the board of directors or other similar governing body of such entities as may be timely disclosed by Executive to the Employer; (ii) serve as a director of, or a member of a committee of the directors of, any non-profit organization, or engage in other charitable, community or religious activities; or (iii) engage in personal or family passive investment activities.  Executive’s right to perform those services listed in Section 1.3(i) and (ii) is subject to the Employer’s written, pre-approval of such activities.  With respect to any such services being performed at the time of execution of this Agreement, Executive shall notify Employer of such services to secure its written approval.  In the unlikely event that Employer disapproves of such service, Executive will promptly cease serving on such board (and/or will notify the board that he or she is unable to accept the position).

2.

Compensation.

2.1

Salary.  In consideration of the services rendered by Executive hereunder, the Employer shall pay Executive a base salary (as may be adjusted from time to time in the Employer’s discretion, the “Base Salary”) set forth in the attached Exhibit A.

2.2

Bonus.  Executive may receive an annual bonus, the amount of which to be determined in the sole discretion of the Employer, in an amount no greater than the lesser of 20% of EBITDA or 50% of annual base salary.

2.3

Benefits.  In addition to the compensation set forth in Sections 2.1 and 2.2, Executive shall be entitled to participate in all health, savings, retirement and pension plans, if any, applicable generally to other similarly situated executives of the Employer as determined by the Employer from time to time.

3.

Termination of Employment.

3.1

Termination.   Executive’s employment will terminate upon expiration of the Initial Term or any Renewal Term.  Executive’s employment may also be terminated as follows:

(a)

Death.  Executive’s employment shall automatically terminate upon the death of Executive.

(b)

Disability.  In the event of any mental or physical disability of Executive rendering him/her unable to perform Executive’s duties hereunder for (i) a continuous period of at least 90 days or (ii) 180 days out of any consecutive 12-month period, and the further determination that the disability is permanent as to Executive’s ability to return to work with or without a reasonable accommodation in Executive’s full capacity (a “Disability”), Executive’s employment shall terminate automatically.

(c)

By the Employer for Cause.  Executive’s employment may be terminated by the Employer for Cause (as defined below) effective upon written notice to Executive.  Such notice shall set forth in reasonable detail the facts and circumstances alleged to constitute Cause and the specific section(s) of the definition of Cause relied upon.  As used herein, the term “Cause” means Executive’s:

(i)

grossly negligent or willful breach of Executive’s duties or failure to perform Executive’s obligations under this Agreement;

(ii)

refusal or willful failure to follow the reasonable instructions of the Employer concerning duties or actions consistent with Executive’s position;

(iii)

breach of any Employer rule or policy, or other willful act or omission that is reasonably likely to have a material adverse impact on the Employer;

(iv)

commission of fraud, embezzlement, or other similar act of dishonesty, or any violation of local, state, or federal laws, rules, or regulations that impairs or injures the reputation of, or otherwise harms, the Employer;

(v)

diversion or misappropriation of business opportunities from the Employer; or

(vi)

unauthorized disclosure of material Confidential Information (hereinafter defined).

(d)

By the Employer without Cause.  Employer may terminate Executive’s employment at any time without Cause effective upon 14 days’ prior written notice to Executive. Employer retains the right after providing such notice to require Executive to cease employment at any earlier time, in which case Employer shall remain obligated to pay notice pay in an amount equal to Executive’s Base Salary (at the same monthly rate as paid immediately prior to such notice) during any remaining portion of the notice period.

(e)

By Executive Voluntarily.  Executive may terminate employment at any time effective upon at least 30 days’ prior written notice to the Employer.  Employer retains the right after receiving such notice to waive some or all of this notice period and require Executive to cease employment immediately with no further obligation to Executive.

(f)

By Executive in Connection with a Change in Control.  If, within twelve (12) months following a Change in Control of the Company (as defined in Exhibit A hereto), Executive suffers a material diminution of title, responsibilities and/or base compensation, Executive may resign his employment and receive Separation Pay as outlined in Exhibit A.  Executive must provide 30 days’ prior written notice to the Employer of his intent to terminate employment under this Section and the specific facts supporting his reasons for termination.  The Company may elect to accept Employee’s resignation and waive some or all of 30-day notice period, or may elect to remedy or cure the alleged diminution within the 30-day notice period.  Any Separation Pay following a Change in Control is conditioned on the execution and non-revocation of a general release of claims in the form attached as Exhibit B and Executive’s current and continued compliance with his obligations in both this Agreement as well as the General Release.

3.2

Termination Payments and Benefits.

(a)

Termination for Cause by the Employer or Voluntarily by Executive.  If Executive’s employment is terminated either by the Employer for Cause pursuant to Section 3.1(c), or voluntarily by Executive pursuant to Section 3.1(e), then the Employer shall have no obligation to pay to Executive anything beyond (i) earned but unpaid salary through the end of Executive’s employment, and (ii) reimbursement for all funds advanced in connection with Executive’s employment for reasonable expenses incurred by Executive and approved by Employer through the end of Executive’s employment.

(b)

Termination without Cause.  If Executive’s employment is terminated by the Employer without Cause pursuant to Section 3.1(d), then Employer shall have no obligation to pay to Executive anything beyond (i) earned but unpaid salary through the end of Executive’s employment, (ii) reimbursement for all funds advanced in connection with Executive’s employment for reasonable expenses incurred by Executive and approved by Employer through the end of Executive’s employment, and (iii) “Separation Pay” as defined in the attached Exhibit A.  Separation Pay under Section 3.2(b) is conditioned upon Executive’s execution and non-revocation of a valid and binding general release of all claims in a form substantially similar to the release agreement attached hereto at Exhibit B, as well as current and continued compliance with Executive’s obligations under this Agreement and the General Release.

(c)

Termination due to Disability.  If Executive’s employment is terminated due to the Disability of Executive pursuant to Section 3.1(b), then the Employer shall have no obligation to pay to Executive anything beyond (i) earned but unpaid salary through the end of Executive’s employment, and (ii) reimbursement for all funds advanced in connection with Executive’s employment for reasonable expenses incurred by Executive and approved by Employer through the end of Executive’s employment.

(d)

Termination due to Death.  If Executive’s employment is terminated due to Executive’s death, then the Employer shall have no obligation to pay to Executive’s estate anything beyond (i) earned but unpaid salary through the end of Executive’s employment, and (ii) reimbursement for all funds advanced in connection with Executive’s employment for reasonable expenses incurred by Executive and approved by Employer through the end of Executive’s employment.

(e)

No Other Benefits.  Except as specifically provided in this Section 3.2, Executive shall not be entitled to any compensation, severance or other benefits from the Employer (other than as may be required by applicable statute or regulation) upon the expiration or termination of this Agreement for any reason whatsoever.

(f)

Public Statement of Termination.  If Executive’s employment terminates for any reason, the Employer and Executive shall agree upon a public statement pertaining to Executive’s termination of employment, and the terms of such statement shall not be subject to subsequent modification by either party hereto unless required by applicable law; provided, however, that if the Employer and Executive are unable in good faith to agree on such statement, the Employer may make such public statements as are required to comply with applicable law, if any.

4.

Restrictive Covenants.  As used herein, “Restrictive Covenants” refers to the matters discussed in Section 4.  As a material condition to the Employer’s entering into this Agreement with Executive, Executive agrees to the following Restrictive Covenants.  Executive agrees and acknowledges that the Restrictive Covenants are reasonable to protect legitimate business interests of the Employer and are material to the Employer.

4.1

Confidential Information.

(a)

Access.  To assist Executive in the performance of Executive’s duties hereunder, Executive will receive certain confidential and proprietary information and materials owned by the Employer, its affiliates and/or third persons (including Clients (defined below) and prospective Clients who have furnished such information and materials to the Employer under obligations of confidentiality) (“Confidential Information”) (defined below).

(b)

Definitions

(i)

“Confidential Information” means information of a confidential nature (whether labeled “confidential” or not) disclosed to or known by Executive as a direct or indirect consequence of or through Executive’s employment by the Employer about the Employer or its operations, technical data, business or affairs, including, but not limited to, lease-related terms and/or other related information, Client lists and prospective Client lists, referral sources (defined below), financial data regarding the Employer or its Clients or prospective Clients, business strategies, information related to the negotiation and/or terms of actual or potential oil and gas leases, pricing information, market studies, internal business practices and operations, information management, procedures and services.  “Confidential Information” excludes any information that is generally available to the public, other than due to a breach of this Agreement or other confidentiality agreement or obligation.

(ii)

“Client(s)” mean(s) any individual, principal, proprietorship, partnership, corporation, trust, foundation, association or other entity to whom services have been provided by the Employer or are provided during Executive’s employment.

(iii)

“Restricted Period” means the time period during Executive’s employment or other association with the Employer, if any, and continuing for a time period of twenty-four (24) months after the termination thereof, regardless of the reason for termination.

(c)

Non-Disclosure.  At all time during and after Executive’s employment with the Employer, Executive shall hold in strict confidence and shall not directly or indirectly disclose, disseminate, publicize, use, copy or make lists of any Confidential Information, except to the extent authorized in writing by the Employer or required by any court or administrative agency of competent jurisdiction, other than to an authorized employee of the Employer or to a person to whom disclosure is, or use of which is, reasonably necessary or appropriate in connection with the performance by Executive of Executive’s duties to the Employer.  If Executive is compelled by law, subpoena, or other lawful process to disclose any Confidential Information, then Executive shall give prompt written notice of such fact to the Employer so that the Employer may, if it so desires, seek a protective order or other governmental or judicial relief, at the Employer’s expense, to prevent disclosure of the Confidential Information.

(d)

Terms of Agreement Confidential.  Executive shall hold in strict confidence and shall not directly or indirectly disclose, disseminate, or publicize, this Agreement, its terms, or the negotiations leading to this Agreement, except to Executive’s legal advisors, accountants, or financial institutions (collectively “Advisors”).  Executive shall inform his Advisors of the confidential nature of this Agreement and shall be responsible for any breach of this Section 4.1(d) by any of Executive’s Advisors.

4.2

Return of Documents.  All records, files, notes or other documents or materials, whether in written or electronic form, and all copies thereof, relating to the Employer or its operations, business or affairs that Executive shall prepare, use or be provided with in connection with Executive’s employment with the Employer, shall be and shall remain the sole and exclusive property of the Employer.  Executive shall promptly return to the Employer all such records, files, notes or other documents or materials and copies thereof in Executive’s possession or under Executive’s custody or control upon the termination of Executive’s employment with the Employer or such earlier time or times as the Employer may request.

4.3

Works Made For Hire.  Executive agrees that any and all written materials, software and writings (“Work”), which are developed by Executive for Employer’s use during the term of this Agreement, shall be deemed a “work made for hire” within the meaning of the United States Copyright Act, Title 17, United States Code, which vests all copyright interest in and to the Work in Employer. Similarly, all rights to discoveries, ideas, inventions, improvements and innovations (including, all data and records pertaining thereto) related to the Executive’s operations, business and affairs, whether or not capable of being registered as a copyright, trademark or patent, and whether or not reduced to writing, that Executive may discover, invent or originate during Executive’s employment with the Employer, shall be the sole and exclusive property of the Employer.

4.4

Non-Disparagement.  At all times during and after Executive’s employment, Executive shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory, negative, misleading, or false statement orally or in writing to any person, including clients or prospective clients, competitors and advisors to the Employer and members of the investment community or press, about (i) the Employer or its members, managers, officers, employees, agents, or clients, or (ii) the business strategy or plans, policies, practices, or operations of the Employer.

4.5

Non-Solicitation.  During the Restricted Period, Executive shall not, directly or indirectly, (i) solicit, entice, persuade or induce any employee or consultant of the Employer to terminate or reduce his or her employment or relationship with the Employer or to become employed by any person other than the Employer; or (ii) solicit, entice, persuade or induce any party to any active or contemplated oil and gas lease, Client, or previously identified prospective Client to terminate, alter or limit its, his or her relationship with the Employer or, in the case of any such person or entity, not to enter into a business relationship or lease agreement with the Employer, or otherwise interfere with the Employer’s existing business relationships and/or activities, and/or known prospective business relationships and/or activities.

4.6

Non-Competition.

(a)

Acknowledgement.  Executive acknowledges and agrees that (i) the Employer is engaged in a highly competitive business; (ii) the Employer has made substantial investments to develop its business interests and goodwill and to provide special training and/or access to Confidential Information to Executive for the performance of Executive’s duties hereunder; (iii) the success of the Employer’s business in the marketplace depends upon its goodwill and reputation for quality and dependability; (iv) the limitations as to time, geographical area, and scope of activity to be restrained in Section 4.6(b) are reasonable and are not greater than necessary to protect the goodwill and other business interests of the Employer; and (v) the investments made by the Employer are worthy of protection and the Employer’s need for protection afforded by Section 4.6(b) is greater than any hardship Executive might experience by complying with the terms thereof.

(b)

Competitive Activities.  During the Restricted Period, Executive shall not, directly or indirectly, engage or participate (whether as principal, agent, employee, employer, consultant, investor or partner), make any financial investment in, or become employed by or render advisory services to or for any person or other business enterprise (other than the Employer and its affiliates) that renders or is engaged in the business of owning, managing, operating, or otherwise engaging in, directly or indirectly, an oil and gas exploration and production business, including providing any other professional or administrative services associated with such business (collectively, “Competitive Activities”) anywhere within a 20-mile radius of a property where Employer has an interest, had an interest at any time during Executive’s employment, or is known (or should be known) by Executive to be actively contemplating an interest; provided, however, that the foregoing covenant shall not be construed to preclude Executive from making any investment in the securities of any entity, whether or not engaged in competition with the Employer, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed one percent of the issued and outstanding shares or other ownership interests in such entity or give Executive the right or power to control or participate directly in the making of policy decisions of such entity.  By way of further clarification, nothing herein authorizes or permits Executive to engage in Competitive Activities during employment, regardless of the location of such Competitive Activities. Competitive Activities during employment are strictly prohibited.

(c)

Reformation.  Without limitation of the generality of Section 5.3, if an arbitrator or court of competent jurisdiction determines that any portion of Section 4.6(b) is invalid or unenforceable, the remainder of Section 4.6(b) shall not thereby be affected and shall be given full force and effect without regard to the invalid or unenforceable provisions.  Without limitation of the generality of Section 5.3, if any such court or arbitrator construes any of the provisions of Section 4.6(b), or any part thereof, to be unreasonable because of the duration or scope of such provision, then such court or arbitrator shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

4.7

Enforcement.  Without limitation of the generality of Section 4.8, Executive agrees that a breach or threatened breach on his part of the Restrictive Covenants will cause such damage to the Employer as will be irreparable and for that reason Executive further agrees that the Employer shall be entitled as a matter of right to an injunction, without the necessity of filing a bond or other security, out of any arbitration or court of competent jurisdiction, restraining any further violation of the Restrictive Covenants by Executive, or by Executive’s employer, employees, partners, or agents, or by any entity by or through which Executive directly or indirectly is engaging in or attempting the actions which violate the Restrictive Covenants. The right to injunctive relief shall be cumulative and in addition to any and all other remedies the Employer may have, including, specifically, recovery of damages.

4.8

Extension of Restricted Period for Injunctive Relief.  If Executive violates the Restrictive Covenants and the Employer brings legal action for injunctive or other relief under preceding Section 4.7, the Restricted Period shall be tolled so that the Employer shall not be deprived of the benefit of the full period of the Restrictive Covenants as a result of the time involved in obtaining the relief.

4.9

Reasonableness of Restrictions. Executive expressly acknowledges and agrees that the Restrictive Covenants are reasonable as to both scope and time.  Executive further agrees that the Restrictive Covenants shall be construed in such a manner as to be enforceable under applicable laws if an arbitrator or court of competent jurisdiction determines that a more limited scope or time is required.  Without limitation of the generality of Section 5.3, in the event an arbitrator or court of competent jurisdiction determines that the Restrictive Covenants do not meet the requirements of §15.50(a) of the Texas Business & Commerce Code (“TBCC”), then the Employer and Executive agree that the Employer is deemed to have requested reformation by the court pursuant to § 15.51(c) of the TBCC.

4.10

Notice to Third Parties. Executive expressly agrees to notify any prospective employer or affiliate in a business competitive with the Employer of the Restrictive Covenants, and authorizes the Employer to make contact with, and discuss the nature and obligations of the Restrictive Covenants with, any person or affiliate reasonably believed by the Employer to be engaged or about to be engaged in an act that would constitute a violation of the Restrictive Covenants.  Executive hereby waives, and releases the Employer from, any claims whatsoever arising in connection with the Employer’s contact or discussions with such person or affiliate.

4.11

Confidential Information of Prior Employers.  Executive will not divulge to the Employer or otherwise use any trade secrets or confidential information obtained from or otherwise belonging to any prior employer.   Executive agrees to provide the Employer with copies of any confidentiality or trade secret agreements that Executive has signed as well as any other agreement that would preclude or limit the Executive’s ability to perform services for the Employer under this Agreement.

5.

Additional Provisions

5.1

Waiver of Breach.  Employer’s waiver of any breach of any provision of this Agreement by Executive shall not operate or be constituted as a waiver of any subsequent breach by Executive.

5.2

Successors and Assigns.  The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.  Executive may not assign this Agreement or any rights arising under it.

5.3

Severability.  In the event that any provision hereof shall be rendered illegal or unenforceable, such event shall not affect the validity or enforceability of the other provisions hereof. In the event of any legal or arbitration proceeding to determine the rights and liabilities of the parties pursuant to this Agreement, the parties hereto agree that this Agreement may be modified, amended, or reformed by the tribunal conducting such proceeding for the purposes of best effectuating the purposes of this Agreement and as needed to be reasonable and enforceable under applicable law.

5.4

Governing Law and Forum Selection.  This Agreement shall be governed by and construed under the laws of the State of Texas applicable to contracts to be executed and performed in the State of Texas. The Parties agree to submit to the jurisdiction of the State of Texas and that any dispute arising out of this Agreement or Executive’s employment that is not subject to arbitration shall be litigated and/or arbitrated in Dallas, Texas.

5.5

Notices.  Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail return receipt requested, postage prepaid, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To:

Employer

Westcott Products Corp.
112 Loraine South
Suite 266
Midland, Texas 79701

To: Executive
E. Will Gray II
P.O. Box 5375
Midland, Texas 79704

5.6

Descriptive Headings, Gender and Number.  Titles to paragraphs herein are for information purposes only and shall not be used for interpretation of this Agreement. Whenever the context herein requires it, the gender of all words used herein, include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural.

5.7

Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

5.8

Amendments.  No change, modification, waiver, discharge, amendment, or addition to the Employment Agreement shall be binding unless it is in writing and signed by the Employer and Executive.

5.9

Entire Agreement.  The provisions set forth herein (together with any agreements referenced herein) shall constitute the entire agreement of the undersigned parties with respect to the subject matters contained herein, and all prior written and oral agreements are hereby revoked.

5.10

Arbitration. Except as otherwise provided below, or in order to obtain injunctive and/or equitable relief as permitted under Section 4.7 above, all Claims (hereinafter defined) arising hereunder or otherwise related to Executive’s employment with Employer shall be finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under and in accordance with its Employment Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered by any court having competent jurisdiction in accordance with this Agreement.  Arbitration must be initiated within 180 days of the date the Claim arises, unless a longer time period for commencing an action is provided under federal or state law.

(a)

“Claim(s)” as used in this Agreement, shall mean and refer to claims, disputes, controversies, demands, causes of action (whether arising under state or federal statutes, equity or the common law), damages, claims or demands for equitable relief, disputes over whether a claim is a Claim or arising out of the negotiation, execution, delivery (including the fraudulent inducement thereof), or performance of this Agreement, disputes regarding the validity or enforceability of the arbitration provisions of this Agreement and other matters for which this Agreement specifically provides for arbitration.

(b)

Claims shall be identified by the aggrieved party by notice of dispute in writing to the other party setting forth with particularity the issues responsible for the dispute. Upon receipt of such notice, the parties shall attempt in good faith to resolve the dispute and, if they fail to resolve the dispute, shall mediate such dispute pursuant to Section 5.10(f) below prior to submitting the dispute to arbitration. In the event that the parties cannot amicably resolve the issues prior to or as a result of mediation, the dispute shall be submitted to arbitration.

(c)

The arbitration shall take place in Dallas, Texas. The party initiating arbitration shall request a list of eleven (11) impartial arbitrators from the office of the AAA in Dallas, Texas. From this list, the parties will alternately strike arbitrators (with the party initiating arbitration making the first strike) until one name is left. The parties agree to facilitate the arbitration by: (i) conducting arbitration hearings to the greatest extent possible on successive, contiguous days; and (ii) observing strictly the time periods established by the AAA or by the arbitrator(s) for the submission of evidence and briefs. Discovery in the arbitration shall be as limited as reasonably possible.  The arbitration, including the hearing and record of the proceedings, are confidential and shall not be open to the public unless all parties agree in writing or as otherwise required by applicable law.

(d)

Any up-front fees payable to the arbitrator(s) or like up-front fees shall be divided equally between the parties unless otherwise agreed upon by the parties or provided by the AAA rules.  The prevailing party shall be reimbursed its costs, including reasonable attorneys’ fees and arbitration expenses proportionate to the degree of its success from the other party.

(e)

The parties acknowledge and agree that arbitration in accordance with this Section shall be their sole and exclusive remedy.  In the event that a party files a lawsuit over a Claim, the other party shall give notice of the existence of the Agreement and if the lawsuit is not dismissed within ten (10) days receipt of such notice, the party filing the lawsuit shall be liable for all costs and attorneys’ fees incurred in dismissing the lawsuit.

(f)

Claims shall be submitted to mediation (assuming other good faith attempts to resolve the dispute have failed) prior to submitting such claim to arbitration pursuant to this Section 5.10. The mediation shall take place in Dallas, Texas, unless another location is agreed by the parties. If the parties are unable to agree upon a mediator, each party shall select a mediator, which mediators in turn shall select the mediator of the dispute.  Any mediation shall be nonbinding and anything presented in any mediation shall be subject to Federal Rule of Evidence 408. The parties shall mediate in good faith and use reasonable efforts to reach a resolution of the matter.

5.11

Survival Clause.  The terms and conditions of employment set forth in Sections 3, 4, and 5 shall survive and remain in full force and effect following termination of Executive’s employment (for any reason) and the Restricted Period.

5.12

Intention to Comply.  The parties intend for this Agreement, and any payments made pursuant to it, to comply with the requirements of Code section 409A and to the extent of any ambiguity herein, such provision shall be construed in a manner that shall comply with Code section 409A.  The parties agree to amend this Agreement to the extent necessary to comply with, the requirements of Code section 409A (and the 409A Regulations and any other guidance issued under 409A).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

EMPLOYER:

DALA PETROLEUM CORP.

/s/
Date:	May 1, 2014	Clarence Cottman, III, Chairman of the Board

/s/
Jonathan S. Wimbish, Director

EXECUTIVE: Everett Willard Gray II

Date:	May 1, 2014	/s/
E. Will Gray II

EXHIBIT A

1.2

Title: Chief Executive Officer

2.1

Salary: Pre-tax (i.e., gross) monthly base salary at the annual rate of $175,000.  Such base salary shall be paid in pro rata amounts in accordance with the Employer’s regular payroll practices.

3.1 (f)  “Separation Pay” based on the termination of Executive’s employment based on a Change of Control shall be for a period of twelve (12) months after the date of termination of employment.  “Change of Control” means: (i) any sale, exchange, or other transfer of all or substantially all of the assets of the Company to any entity or person other than a current partner or affiliate of the Employer, or (ii) the acquisition by any entity or person other than a current partner or affiliate of the power, directly or indirectly, to vote or direct the voting of the Employer’s interests having more than 50% of the ordinary voting power for the Partnership.

3.2(b)

“Separation Pay” based on the termination of Executive’s employment without Cause, is an amount equal to Executive’s monthly Base Salary for a period of the lesser of: (a) six (6) months, or (b) the time, if any, remaining in the Initial Term or any subsequent Renewal Term.

Separation Pay of any kind is payable in equal installments beginning on the Employer’s first payroll date following the Effective Date of Executive’s Separation Agreement and General Release.

EXHIBIT B

[FORM OF] SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and Release (this “Agreement”) contains the terms and compromises between EVERETT WILLARD GRAY (“Executive”) and WESTCOTT PRODUCTS CORPORATION including its partners and officers (the “Employer”).  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Executive Employment Agreement (the “Employment Agreement”).

1.

Release.  Subject to and in accordance with the terms of the Employment Agreement, and in consideration of the Separation Pay and other benefits to be paid to Executive under the Employment Agreement:

(a)

Executive understands and agrees that Executive is accepting the Separation Pay and other benefits, to which Executive is not otherwise entitled, as a full and complete settlement and compromise of any and all differences and disputes between the Employer and Executive, including but not limited to disputes arising from Executive’s employment or the termination of that employment, and that Executive will not seek any further compensation for any other claimed damage, costs or attorneys’ fees in connection with these or any other matters or events that have occurred as of the date of this Agreement. Executive acknowledges that the Separation Pay is good and valuable consideration for the release and other covenants Executive is making in this Agreement and is in addition to any consideration to which Executive may already be entitled.

(b)

As a material inducement for the Employer to pay the Separation Pay, Executive does hereby release the Employer and each of its directors, officers, shareholders, investors, partners, parents, predecessors, successors, affiliates, assigns, agents, current and former employees, attorneys, related entities, and all persons acting by, through, under, or in concert with any of them (collectively, the “Employer Releasees”) from any and all claims, charges, complaints, liabilities or obligations of any kind whatsoever, whether known or unknown, which Executive may have, now has, or has ever had arising from Executive’s employment with the Employer or the termination of that employment, or any other matter or event that may have occurred as of the date of this Agreement.  This release includes any claims under federal, state, or local law, including but not limited to, claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Pregnancy Discrimination Act, the Texas Commission on Human Rights Act, the Texas Labor Code, and the Employee Retirement Income Security Act.  Notwithstanding the foregoing, nothing herein shall release the Employer of its obligations in any employment-related or other agreement that survive the termination or conclusion of Executive’s employment.

(c)

Executive further agrees that he will not file any complaint, petition, lawsuit, or charge against the Employer Releasees, or any of its officers, directors, employees, shareholders, owners, subsidiaries, affiliates, successors or assigns with any local, state, or federal agency or court, except for the enforcement of this Agreement or a challenge to the validity of the waiver of Executive’s ADEA claims.

(d)

Executive agrees that if Executive breaches this Agreement and initiates a legal proceeding or files a claim with a federal, state or local agency, Executive shall be liable for any and all expenses incurred by the person or entity who has to defend the action, including reasonable attorney’s fees, except for an action challenging the validity of the waiver of Executive’s ADEA claims.

(e)

Executive acknowledges and agrees that, as a condition of this Agreement, he is waiving both known and unknown claims against the Employer Releasees, arising up to the date of execution of this Agreement.

2.

Obligations of Executive.  Executive acknowledges, ratifies and agrees to comply with the Restrictive Covenants set forth in Section 4 of the Employment Agreement, including, without limitation, the covenants of confidentiality, non-solicitation, non-competition, and non-disparagement provisions.  Executive represents and warrants to Employer that Executive has returned to the Employer all records, files, notes or other documents or materials of Employer and copies thereof that were in Executive’s possession or under Executive’s custody or control.

EXHIBIT B

3.

Future Litigation.  Executive agrees that if he/she is solicited or contacted by any law firm or agent of any law firm regarding the Employer or his/her employment or other association with the Employer, or if he/she is ordered or subpoenaed to testify or produce information in connection with any claim against the Employer, he/she will immediately notify the Employer.  Executive also agrees to make himself/herself fully and reasonably available to assist the Employer and its representatives with any investigation or with its prosecution and/or defense of any legal proceedings involving matters of which he/she may have relevant knowledge.  Should Executive be named, in his individual capacity, as a defendant in a lawsuit based solely on duties he performed at Employer’s instruction or directly related to his job duties with Employer, Employer agrees to defend an indemnify Executive.  Executive understands and agrees that Employer’s obligation to defend and indemnify does not include acts involving Executive’s gross negligence, intentional torts, misconduct, or other intentional, unlawful actions.

4.

Confidentiality. Executive agrees that the terms of this Agreement are strictly confidential and may not be disclosed directly or indirectly to any person or entity, except as necessary for tax preparation purposes, to inform Executive’s spouse, if any, or in consultation with Executive’s legal counsel.

5.

Voluntary Execution.  Executive further understands and agrees that Executive:

(a)

has read this Agreement carefully and completely;

(b)

understands and knowingly and voluntarily agrees to the terms, conditions, and waivers set forth in this Agreement;

(c)

is hereby advised in writing to consult with an attorney of Executive’s choice prior to executing this Agreement and has had ample opportunity and sufficient time to seek such advice;

(d)

agrees that the Separation Pay provided herein is consideration to which Executive would not otherwise receive but for execution of this release;

(e)

may take up to twenty-one (21) days to consider whether Executive desires to execute this Agreement (with the understanding that any changes made hereto at the request of Executive do not re-start the 21-day consideration period); and

(f)

has a period of seven (7) days after executing this Agreement to revoke this Agreement.  Any such revocation must be in writing and hand delivered or sent via certified mail to Clarence Cottman, 1010 Tenth St., Golden, CO 80401.  Executive understands that, upon the expiration of such seven (7) calendar day revocation period, this entire Agreement will be binding upon Executive and will be irrevocable.

6.

No Representations. Executive represents and acknowledges that in entering and executing this Agreement, Executive has not relied upon any representations or statements made Employer, or by its agents, representatives, or attorneys of any other party, with regard to the subject matter, basis, or effect of this Agreement.

7.

Severability.  Should any court of competent jurisdiction or arbitrator declare any provision of this Agreement to be wholly or partially illegal, invalid, or unenforceable, the offending provision shall be stricken and all remaining provisions shall remain in full force and effect and shall be unaffected by such declaration.

8.

No Admission of Liability.  Neither this Agreement nor the payment of any Separation Pay shall in any way be construed as an admission by the Employer of any improper actions or liability whatsoever as to Executive or any other person, and the Employer specifically disclaims any liability to or improper actions against Executive or any other person, on the part of itself, its employees or its agents.

EXHIBIT B

9.

Governing Law/Forum Selection Clause.  This Agreement shall be governed by and construed under the laws of the State of Texas applicable to contracts to be executed and performed in the State of Texas. The Parties agree to submit to the jurisdiction of the State of Texas and that any dispute arising out of this Agreement or Executive’s employment shall be litigated and/or arbitrated in Dallas County, Texas.  Additionally, the terms of Section 5.10 of the Employment Agreement (regarding Arbitration) are incorporated herein by reference.

PLEASE READ CAREFULLY.  THIS SEPARATION AGREEMENT INCLUDES THE RELEASE OF ALL CLAIMS AGAINST THE EMPLOYER ARISING OUT OF EXECUTIVE’S EMPLOYMENT WITH THE EMPLOYER OR THE TERMINATION THEREOF, INCLUDING ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

IN WITNESS WHEREOF, Executive enters into this Separation Agreement.

Signature

Name [printed]

Date:

EXHIBIT B